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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 15, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the incorporation by reference of our report dated November 15, 2000, except as to the pooling of interests with Progressive Technologies, Inc. which is as of July 12, 2001, relating to the supplementary consolidated financial statements, which appears in Brooks
Automation, Inc.'s Current Report on Form 8-K dated August 20, 2001.   We also
consent to the incorporation by reference of our reports dated December 27, 1999 relating to the financial statements of AutoSimulations, Inc. and AutoSoft Corporation, which appear in Brooks Automation, Inc.'s Current Report on Form 8-K/A, Amendment No. 1 to the Current Report, dated February 14, 2000. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
August 20, 2001